QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the use of and incorporation by reference in the registration statement on Form S-3 of Liberty Media Corporation relating to the registration of the resale of shares of Liberty Interactive Series A common stock issued in connection with the acquisition of BuySeasons, Inc., our reports dated March 7, 2006, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

KPMG LLP
Denver, Colorado
August 21, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm